SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 15, 2011

SAVANNA EAST AFRICA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27693	98-0211769
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification #)

2520 South Third Street #206

Louisville, KY 40208

Address of Principal Executive Offices)

502-636-2807

(Registrant's telephone number, including area code)

(Former address, if changed since last report)

Copies to:

Andrea Cataneo, Esq.

Jeff Cahlon, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2011, Philip Verges resigned as interim president, chief executive officer and treasurer of Savanna East Africa, Inc. (the “Company”) and Randell R. Torno was appointed as the Company’s president, chief executive officer and treasurer, effective February 1, 2011.

Lieutenant Colonel (retired) Torno, 48, completed a recall to Active Service from March 2007 to December 2010, where he last served as the Chief of the United States Africa Command’s Assistance Mission to the Ethiopian Defense Command and Staff College in Addis Ababa.

From March 1991 to February 2007, Colonel Torno served as the Creative Director and Principal Officer of The Light Brigade, a Dallas based film production and media Services Company, which he founded in 1991. Colonel Torno’s clients included numerous regional, national and international companies ranging from Lennox Heating and Air Conditioning, Yum Brands (Pizza Hut) to Cadbury Schweppes and Southwest Airlines.

Colonel Torno holds a BA in Mass Communication from the University of South Dakota and an MA in Media Studies from the University of North Texas. He is also a graduate of the US Army’s Command and General Staff Officers Course and the Department of Defense Joint Staff Officers Course.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAVANNA EAST AFRICA, INC.

By /S/ JAMES D. TILTON, JR.

James D. Tilton, Jr., Chief Operating Officer

Date: February 15, 2011